On September 13, 2004, the Board of Trustees of the Wells Fargo Funds
     Trust and the Board of Trustees of the Strong Funds ("Strong Funds") approved an Agreement and Plan of Reorganization providing for the reorganization of certain Strong Funds into certain Funds of the Trust.
       Effective at the close of business on April 8, 2005, the following Acquiring Funds ("Acquiring Funds") acquired all of the net assets of the following Target Funds ("Target Funds") through a tax-free exchange under section 368 of the Internal Revenue Code. The following is a summary of shares outstanding and net assets immediately before and after the reorganization:

----------------------------------------------------------------------------------------------------------------------------
                                       Before                                                       After Reorganization
                                   Reorganization
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
                                  Target Funds                              Acquiring Fund*
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
Fund                             Strong Mid Cap Growth                        Strong Discovery      Wells Fargo Advantage
                                        Fund II                                    Fund II        Variable Trust Discovery
                                                                                                            Fund
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
Shares:
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
Investor Class                         10,722,956                                  6,693,290                     20,101,904
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
Net Asset:
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
Investor Class                       $165,962,549                                $82,844,918                   $248,807,467
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
Unrealized appreciation                $3,934,203                                $10,571,216                    $14,505,419
(deprecation)
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
Accumulated net realized losses    ($256,263,207)                                 ($112,951)                 ($256,376,158)
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
* Designates the accounting survivor.
----------------------------------------------------------------------------------------------------------------------------


       On September 13, 2004, the Board of Trustees of the Wells Fargo Funds Trust and the Board of Directors of the Strong Funds ("Strong Funds") approved an Agreement and Plan of Reorganization providing for the reorganization of certain Strong Funds into the Funds.
       Effective at the close of business on April 8, 2005, the following Acquiring Funds ("Acquiring Funds") acquired all of the net assets of the following Target Funds ("Target Funds") through a tax-free exchange under section 368 of the Internal Revenue Code.


----------------------------------------------------------------------- ------------------------------------------------
                           Acquiring Fund                                                          Target Fund
----------------------------------------------------------------------- ------------------------------------------------
----------------------------------------------------------------------- ------------------------------------------------
Wells Fargo Advantage Variable Trust Multi-Cap Value Fund Class VT      Strong Multi-Cap Value Fund II Investor Class
----------------------------------------------------------------------- ------------------------------------------------